Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-1, File No. 333-194077, of ARAMARK Holdings Corporation, ARAMARK Corporation and the additional registrants listed therein (the “Registration Statement”), including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following person in the capacities indicated effective as of this 26th day of February, 2014:

Signature	Title

/s/ Karen A. Wallace Karen A. Wallace

Treasurer, ARAMARK SMMS LLC, the General Partner of ARAMARK Aviation Services Limited Partnership

Treasurer, ARAMARK SMMS LLC, the General Partner of ARAMARK Management Services Limited Partnership

Treasurer, ARAMARK Sports and Entertainment, LLC, the General Partner of Tahoe Rocket LP